UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

HSW International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Terminus, 3280 Peachtree Road, Suite 600, Atlanta, GA 30305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 26, 2011, HSW International, Inc., or HSWI, entered into the Third Amendment to the Letter Agreement for Services, by and between Sharecare, Inc. and HSWI, dated October 30, 2009, as amended by the First Amendment thereto, dated December 30, 2010, and the Second Amendment thereto, dated June 30, 2010.  The Third Amendment extends the term of the Agreement from December 31, 2010 to December 31, 2011.   HSWI and Sharecare agreed to incorporate into HSWI’s primary monthly management fees the additional monthly management fees payable to HSWI for HSWI’s management of “The Dr. Oz Show” website.

 Except as amended by the Third Amendment, all provisions set forth in the Agreement, the First Amendment and the Second Amendment remain in full force and effect.

A more detailed description of the Agreement is included in HSWI’s Current Report on Form 8-K filed November 2, 2009, and the Agreement was filed on January 22, 2010, as Exhibit 10.31 to HSWI’s Quarterly Report on Form 10-Q, as amended.  A description of the First Amendment is included in HSWI’s Current Report on Form 8-K filed January 7, 2010, and the First Amendment is included as Exhibit 10.31.1 thereto.  A description of the Second Amendment is included in HSWI’s Current Report on Form 8-K filed July 7, 2010, and the Second Amendment was filed on August 12, 2010, as Exhibit 10.35 to HSWI’s Quarterly Report on Form 10-Q.

We will file a copy of the Third Amendment with our Quarterly Report on Form 10-Q for the quarter ending March 31, 2011.

Item 8.01.  Other Events.

On January 31, 2011, HSWI issued a press release announcing the entry into the Third Amendment to the Letter Agreement for Services.  A copy of this press release is attached as Exhibit 99.1.

               The company has determined that it will develop a comprehensive finance vertical Web 3.0 site as a new business initiative.  The company will need additional capital to support this development and is exploring options for such.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: January 31, 2011	By:	/s/ Bradley T. Zimmer
Name: Bradley T. Zimmer
Title: Executive Vice President & General Counsel